UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2011

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Carphone Warehouse Group plc

On November 7, 2011, Best Buy Co., Inc. (“Best Buy”, “the registrant”, “we” or “our”) and Carphone Warehouse Group plc (“CPW”) each issued a press release announcing their agreement to strategic and commercial changes in respect of Best Buy Europe Distributions, Ltd. (“Best Buy Europe”), the London-based venture between Best Buy and CPW. The changes to the Best Buy Europe venture, which is owned 50% by the registrant, are expected to include the following principal components:

•
Best Buy's purchase of CPW's contractual interest in the profit share-based management fee paid to Best Buy Europe under the 2007 Best Buy Mobile agreement (“profit share agreement”) for approximately $1.3 billion, subject to CPW shareholder approval;

•
A refocus on the Best Buy Europe small box retailing business (comprised of approximately 2,500 stores branded The Carphone Warehouse and The Phone House) and the planned closure of 11 Best Buy branded large-format pilot stores in the United Kingdom (after consultation with employee representatives);

•
A consultancy agreement under which Best Buy will pay to CPW £5 million per year for a period of up to five years in exchange for ongoing management consulting services with respect to the Best Buy Mobile operations in the U.S. and Canada; and

•	The granting of a series of call options to facilitate Best Buy's or CPW's acquisition of the other's 50% interest in the Best Buy Europe business as early as March 2015.

The Best Buy Mobile profit share agreement is a profit-based management fee agreement under which Best Buy makes quarterly payments to Best Buy Europe, which is 50% owned by CPW. Best Buy's purchase of CPW's contractual interest in the profit share agreement will result in Best Buy owning all interests in respect of Best Buy Mobile in the U.S. and Canada and will lead to the termination of the prior Best Buy Mobile profit share-based management fee payments to Best Buy Europe. Accordingly, Best Buy's acquisition of the interest for approximately $1.3 billion will result in the purchase price being expensed as a one-time charge, which is expected to occur in Best Buy's fiscal fourth quarter of 2012.

Based on the termination of payments to Best Buy Europe under the profit share agreement and the refocused strategy on small box stores in Europe, Best Buy anticipates recording an impairment charge for substantially all of the approximately $1.2 billion of goodwill associated with Best Buy Europe. Accordingly, upon closing of the transaction to purchase CPW's contractual interest in the profit share agreement , Best Buy expects to record a corresponding non-cash charge to write down our related goodwill in the fourth quarter of fiscal 2012.

The closing of the above-described transactions is subject to a number of conditions, including, among others, the approval of CPW's shareholders at an extraordinary general meeting, which the parties expect will take place by no later than fourth quarter of fiscal 2012. To the extent that all of the conditions are met, the parties expect the transaction to close during Best Buy's fiscal fourth quarter ending March 3, 2012.

The registrant intends to pay for the acquisition of CPW's contractual interest in the profit share agreement in respect of Best Buy Mobile primarily through cash on hand.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the contractual agreement governing the purchase of the profit share arrangement in respect of Best Buy Mobile which will be attached upon completion of the contract in a future amendment to this Form 8-K.

Additional information regarding the aforementioned items is included in the news releases and investor presentations issued by Best Buy and CPW issued on November 7, 2011, which are attached hereto as Exhibit Nos. 99.1, 99.2, 99.3, 99.5 and 99.6 to this Current Report on Form 8-K and incorporated herein by reference.

mindSHIFT Technologies, Inc.

On November 7, 2011, Best Buy announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2011, by and among Best Buy, Mars Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Best Buy (“Merger Sub”), mindSHIFT Technologies, Inc., a Delaware corporation (“mindSHIFT”), and Shareholder Representative Services LLC, a Colorado limited liability company.  The total transaction value will be approximately $167 million, subject to post-closing adjustments. The press release issued by Best Buy on November 7, 2011, announcing the execution of the Merger Agreement is attached hereto as Exhibit No. 99.7 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, and subject to the conditions contained therein, Best Buy will acquire mindSHIFT via the merger of Merger Sub with and into mindSHIFT, with mindSHIFT to survive the merger as a wholly-owned subsidiary of Best Buy. The Merger Agreement provides that, subject to the conditions contained therein, Best Buy will pay approximately $167 million in cash to holders of mindSHIFT capital stock, vested mindSHIFT stock options, and mindSHIFT stock purchase warrants. The purchase price is subject to certain adjustments relating to mindSHIFT's working capital, the amount of cash and debt of mindSHIFT, and the amount of certain transaction related expenses. Approximately $20 million of the purchase price will be placed in an escrow account as partial security for the indemnification obligations of mindSHIFT and its stockholders under the Merger Agreement.  The closing of the transaction, which is expected to occur in the registrant's fourth quarter of fiscal 2012, is subject to the satisfaction of customary closing conditions, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and is expected to occur in the registrants fourth quarter of fiscal 2012.
The Merger Agreement contains customary representations, warranties and covenants of each of mindSHIFT, Best Buy, and Merger Sub.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement, which is attached hereto as Exhibit No. 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 7, 2011, the registrant announced a series of initiatives designed to re-focus our Best Buy Europe strategy on our small-format stores, while closing our Best Buy branded large-format stores in the United Kingdom. The restructuring charges are primarily related to the closure of the large-format stores in the United Kingdom, and include fixed asset impairments, settlement of lease and other contractual obligations, inventory adjustments, severance costs and facility closure and other costs.

The registrant initiated the announced changes on November 6, 2011, and expects to substantially complete the actions by the end of fiscal 2012. The registrant expects to incur total pre-tax charges between $250 million and $270 million related to the restructuring, of which approximately half are expected to be non-cash charges. Given the timing of these actions, the registrant estimates that approximately $200 million of charges will be recorded in the third quarter of fiscal 2012, with the remainder of the charges to be recorded in the fourth quarter fiscal 2012. Best Buy's proportionate share of the restructuring charges related to the closure of the large-format stores in the United Kingdom will be 50 percent.

The amounts of the restructuring charges noted above are estimates, and the actual charges may vary materially based on various factors, including the timing of closings; actual employee terminations; sales, write-downs and other factors affecting inventory value; factors relating to real estate including sale proceeds and the timing and amount of sublease income and other lease expense; changes in management’s assumptions; and other factors.

Additional information regarding these initiatives and the expected resulting restructuring charges is included in the news releases and investor presentations issued Best Buy, CPW and Best Buy Europe on November 7, 2011, which are attached hereto as Exhibit Nos. 99.1, 99.2, 99.3, 99.5 and 99.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.06	Material Impairments.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b) On November 2, 2011, the Board of Directors approved a change in the registrant's fiscal year-end from the Saturday nearest the end of February to the Saturday nearest the end of January, effective beginning with our fiscal year 2013. This change will not impact our current fiscal year (fiscal year 2012), which will end on March 3, 2012. However, our fiscal year 2013 will be shortened from 12 months to 11 months and end on February 2, 2013. As a result of the change in our fiscal year-end from February to January, in fiscal year 2013 we will begin consolidating the results of our Europe, China and Mexico operations on a one-month lag, compared to a two-month lag in fiscal year 2012.

We intend to begin filing our quarterly reports on Form 10-Q based on the new fiscal year-end beginning with the first quarter of fiscal year 2013. We also currently plan to report the first quarter of fiscal year 2013 as a three month period, which will include the results of the last month of fiscal year 2012. As such, our Quarterly Report on Form 10-Q for the first quarter of fiscal year 2013 would be for the three months ending May 5, 2012. Furthermore, we will file our Annual Report on Form 10-K as our transition report, which will cover the 11 month period ending on February 2, 2013.

The reporting periods and applicable reports for the remainder of fiscal year 2012 and fiscal year 2013 are expected to be as follows:

Fiscal Period	Reporting Period	Report to be Filed
Third quarter of fiscal 2012	August 28, 2011 to November 26, 2011	Quarterly Report on Form 10-Q
Fiscal year 2012	February 27, 2011 to March 3, 2012	Annual Report on Form 10-K

First quarter of fiscal 2013	January 29, 2012 to May 5, 2012	Quarterly Report on Form 10-Q
Second quarter of fiscal 2013	May 6, 2012 to August 4, 2012	Quarterly Report on Form 10-Q
Third quarter of fiscal 2013	August 5, 2012 to November 3, 2012	Quarterly Report on Form 10-Q
Fiscal year 2013 (transition period)	March 4, 2012 to February 2, 2013	Transition Report on Form 10-K

Additional information regarding the change in fiscal year-end is included in the news release issued by Best Buy on November 7, 2011, which is attached hereto as Exhibit No. 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 7, 2011, CPW released its interim results for the six months ended September 30, 2011. In the news release, CPW reported its financial headlines, outlook and summary financial performance, which included financial results of Best Buy Europe, a venture between Best Buy and CPW, which is owned 50% by the registrant. Figures for Best Buy Europe are presented by CPW in accordance with International Financial Reporting Standards and do not reflect accounting principles generally accepted in the United States of America (“US GAAP”) or include purchase accounting applied by the registrant. As such, the figures presented by CPW for Best Buy Europe do not necessarily reflect the results that will be reported by the registrant in its consolidated statements of earnings. The registrant will report the results of Best Buy Europe in accordance with US GAAP for the 13 weeks ended October 1, 2011, within its fiscal 2012 third quarter results, as Best Buy Europe is consolidated on a two-month reporting lag.

It is the registrant's policy to accelerate recording the effect of significant intervening events occurring in the lag period that materially affect its consolidated financial statements. As such, the registrant's fiscal 2012 third quarter results will also include the portion of the Best Buy Europe restructuring charges occurring in the registrant's fiscal 2012 third quarter, which are discussed in Item 2.05 above.

The news release issued by CPW on November 7, 2011, is furnished as Exhibit No. 99.4 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

In addition, on November 7, 2011, representatives of CPW will hold an investor presentation, which will be webcast, to discuss CPW’s interim results, including the results of Best Buy Europe. The registrant is furnishing, as Exhibit No. 99.5 to this Current Report on Form 8-K, the slide presentation used for the November 7, 2011, webcast. The slide presentation is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates it by reference in a document filed under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

By furnishing the slide presentation (Exhibit No. 99.5), the registrant makes no admission as to the materiality of the information included in the slide presentation. The registrant undertakes no duty or obligation to publicly update or to revise the information included in the slide presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the U.S. Securities and Exchange Commission (the “SEC”), through news releases or through other public disclosure.

Item 8.01	Other Events.

On November 7, 2011, Best Buy and CPW announced the creation of a new venture, called “Global Connect”. Best Buy and CPW intend to partner with third parties in new geographic areas to improve the performance of their mobile phone businesses, providing them with immediate global scale, vendor relationships, value proposition expertise and intellectual capital. Best Buy and CPW plan to leverage their jointly-developed expertise in return for a share of the profits of their partners. Global Connect will also govern the provision of expertise by CPW to current Best Buy territories in China and Mexico in exchange for a license fee based on incremental profits.

Additional information regarding Global Connect is included in the news releases and investor presentations issued by Best Buy and CPW issued on November 7, 2011, which are attached hereto as Exhibit Nos. 99.1, 99.2, 99.3 and 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

###

The registrant's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit Nos. 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of CPW, Best Buy Europe, the registrant and/or its management. The registrant's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those set forth in the slide presentations attached hereto as Exhibit Nos. 99.2 and 99.5 and the risk factors set forth in the registrant’s filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated November 2, 2011, by and among Best Buy Co., Inc., Mars Acquisition Corporation, mindSHIFT Technologies, Inc., and Shareholder Representative Services LLC (filed pursuant to Item 1.01).

99.1
Best Buy Co., Inc. news release issued November 7, 2011. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

99.2	Slide presentation used for webcast by Best Buy Co., Inc. dated November 7, 2011.

99.3
Carphone Warehouse Group plc news release issued November 7, 2011. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

99.4
Carphone Warehouse Group plc news release issued November 7, 2011 (as furnished). Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

99.5	Slide presentation used for webcast by Carphone Warehouse Group plc dated November 7, 2011.

99.6
Best Buy Europe Distributions Limited news release issued November 7, 2011. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

99.7	Best Buy Co., Inc. News release issued November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: November 7, 2011	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer